Exhibit 99.1

Cinedigm Reports First Quarter Fiscal 2021 Earnings (Quarter Ending June 30, 2020) with Operating Net Income/(Loss) Improving by $1.0 million or 19%

Core Streaming and Content Business Adjusted EBITDA Increased by $2.3 million or 103% versus Prior Year, Positive for Second Consecutive Quarter

Ad Supported Streaming Revenues Increased by 48% Versus Prior Quarter and 28% Versus Prior Year Quarter with Linear Ad-Supported Viewership up 93% Versus Quarter Ending March 31, 2020 to 29 Million Viewers

LOS ANGELES, August 14, 2020 (GLOBE NEWSWIRE) -- Cinedigm Corp. (NASDAQ: CIDM) today announced its financial results for the three-month period ended June 30, 2020.

Key Financial Results:

•	Continued margin improvements in core business drove a $1.0 million or 19% improvement in Operating Net Income /(Loss). Operating Net Loss was $4.1 million versus $5.1 million in the same period of the prior year, an improvement of $1.0 million or 19%.

•	Consolidated revenues were $6.0 million

▪	Digital Licensing/Transactional Content Sales Billings increased by 35%; highest Digital sales quarter in over five years

▪	Ad-supported streaming revenues increased 48% over last quarter ended March 31, 2020 and 28% over first quarter of last fiscal year, despite COVID-19 impacts on the overall advertising market

•	Core Business (Streaming and Entertainment Content Distribution) Adjusted EBITDA increased by 103% or $2.3 million to $0.07 million in the quarter compared to prior year, continuing the positive profitability results trend from the fourth quarter of fiscal year 2020

•	Total Debt reduced by $13.1 million or 22% versus prior year

Key Business Highlights During Q1 FY2021 (Quarter ended June 30, 2020):

•	Linear streaming minutes viewed increased 43% and on-demand plays increased 103% in the quarter over the fourth quarter of fiscal 2020

•	Linear active viewers in the quarter increased 93% to 29 million, up from 14.8 million in the fourth quarter of fiscal 2020

•	Launched The Bob Ross Channel on more than 68 million connected devices and Smart TVs in the quarter

•	Strengthened balance sheet with common stock issuance on May 22, 2020 for gross proceeds of $8.0 million

•	Key partners Amazon, Apple, Vudu, Google, InDemand EST, Hoopla, Microsoft, Sony and Fandango generated their strongest digital content performance levels with Cinedigm in five years with over 60% year-over-year quarterly growth, driving 35% increase in digital content sales billings

•	Next day air releases such as Hallmark’s When Calls the Heart and ITV’s Good Witch series achieved strong consumer sales

•	Announced six additional streaming network deals in the last three months, bringing portfolio total to 16 streaming channels under management. These include launches or channel partnership announcements with:

-	The Bob Ross Channel, in partnership with American Public Media, featuring the series created by the iconic painter and television celebrity Bob Ross. In just a few months, the channel has become one of the top performing channels in the Cinedigm portfolio and recently launched on Samsung TV Plus and Tubi

-	ConTV Anime, a new 24/7 linear and AVOD streaming network dedicated to streaming Japanese Anime films and series, which launched on June 8, 2020.

-	SPI International, a global provider of premium streaming networks to more than 42 million subscribers, to launch and operate e-sports channel Gametoon and fashion lifestyle network FashionBox in North America

-	Team Whistle, a leading sports and lifestyle media company, to distribute a FAST linear and AVOD network Whistle TV

-	LiveXLive, the leader in live music streaming, to develop a global LiveXLive branded music streaming channel and form advertising and content partnership

-	MyTime Film Network, a female-focused streaming movie network targeted for launch in late third quarter of fiscal 2021

•	Announced that Amazon’s IMDb TV is offering Cinedigm’s free ad-supported linear channels CONtv, Dove Channel, Comedy Dynamics and Docurama

•	Significantly expanded international smart TV carriage and distribution by closing deals with platform providers Vewd, Foxxum and Zeasn, extending the Company’s reach to the majority of smart TV manufacturers

•	Expanded our base of signed advertising partners to 26 companies with six additional in negotiation

Key Business Highlights Subsequent to Quarter End:

•	Further strengthened balance sheet with common stock issuance on July 20, 2020 for gross proceeds of $10.8 million

•	Launched hundreds of movies, TV episodes and three streaming channels on NBCUniversal’s Peacock’s digital streaming platform

•	Announced a partnership with Fantawild, China’s largest theme park operator and the top producer of children’s animation in Asia, to launch a new global streaming service featuring thousands of hours of the Company’s widely acclaimed animated series and feature films and to distribute Fantawild’s animated content outside of China

•	Announced a partnership with Bloody Disgusting, the most popular media brand in horror, to launch a new horror streaming network set to premiere just in time for the Halloween season
•	Announced a partnership with Quincy Newell and his company, TwentyOne14 Media, to launch a new, urban multi-cultural entertainment and lifestyle network

•	Partnered with Littlstar, one of the fastest-growing and most popular streaming services, to distribute Cinedigm's portfolio of linear and video-on-demand channels. Littlstar is the leading provider of premium streaming film & television content to the gaming ecosystem, where it reaches over 110 million Sony PlayStation consoles, and also reaches hundreds of millions of additional streaming devices including Android TVs, mobile devices, and many more. Cinedigm’s device streaming footprint is now at over 800 million global devices

•	Announced a partnership with Rightsline, a leading Rights Management platform serving the needs of a broad range of entertainment companies and rights owners, to provide Matchpoint™, the Company’s proprietary digital content distribution platform, with real-time rights management and enforcement.

“Continuing the trend from last quarter, our core streaming and content distribution business generated positive Adjusted EBITDA, with a $2.3 million or 103% increase versus the prior year quarter,” said Chris McGurk, Cinedigm’s Chairman and CEO. “This strong performance reflects the expansion of our streaming business, particularly AVOD, where revenues were up 48% versus the prior quarter despite COVID-19 impacts on the overall advertising market, strong digital content sales from our highest revenue quarter in over five years and the continued positive impacts of our aggressive cost streamlining efforts. We have several additional new channels teed up for launch over the coming quarters that we expect will add significant revenue and profits as we move through the year and beyond. Importantly, with our streaming infrastructure in place and now broadly recognized in the industry as top notch, as each additional channel reaches full carriage, we gain an incremental stream of recurring revenue that accelerates the monetization of our investment. Clearly, we are now uniquely well positioned to continue to capture a meaningful share of the rapidly expanding global streaming business.”

“The consumer shift towards on-demand, premium entertainment and the adoption of cord-cutting alternatives continues at a dramatic and accelerating pace,” said Erick Opeka, President of Digital Networks. “We took advantage of this with the launch or signing of six new streaming channels during the quarter, which will be available on a number of key streaming platforms including Roku, Xumo, Peacock and Plex among many others. Our streaming device platform reach has now expanded to over 800 million global devices and will only continue to grow.”

Gary Loffredo, Chief Operating Officer and General Counsel, added, “Due to COVID-19, advertisers ‘pressed pause’ industry-wide in late March through mid-May and we were impacted like everyone else. Despite this, we generated strong streaming results in the quarter with 48% AVOD growth over the prior three months and our ad-fill rates are now exceeding pre-COVID-19 levels with CPMs also back to 90% of pre-COVID-19 rates. We remain very bullish as TV ad dollars continue to migrate to OTT due to the superior targeting and addressability OTT offers and as our streaming channel portfolio and distribution footprint continue to rapidly expand. We are also very pleased that we strengthened our balance sheet through two equity raises for $18.8 million in gross proceeds, with one of them occurring shortly after the quarter closed. We also reduced total debt by $13.1 million or 22% versus the prior year.”

Fiscal First Quarter Financial Summary (comparing the three months ended June 30, 2020 to the three months ended June 30, 2019)

Income Statement

Revenue was $6.0 million, a decrease of 39% compared to $9.8 million in the prior year period, due to the expected decline in the legacy Cinema Equipment business and the negative impact of COVID-19 on theatrical revenues. This was partially offset by growth in OTT / streaming revenues. Overall OTT/streaming revenues, including digital content licensing, were up 22% and with sales billings up 30%. OTT AVOD Channel revenues increased 28% versus last year and 48% versus the prior 3-month period.

Total operating expenses were $8.6 million, compared to $12.5 million the prior year period, a decrease of $3.9 million, or 31%, which was primarily driven by lower selling, general and administrative expenses and lower depreciation and amortization expense. Selling, general and administrative expenses for the first quarter of fiscal year 2021 were $3.8 million compared to $5.8 million in the prior year period, a decrease of $2 million, or 34%, due largely to the Company’s cost streamlining efforts and shift to streaming. Amortization of intangible assets was $0.6 million for the first quarter of fiscal year 2021 compared to $1 million in the prior year period, a decrease of $0.4 million, or 41%.

The Company reported a consolidated net loss of $19.9 million for the first quarter of fiscal year 2021. Excluding the unrealized change in fair value of our equity investment in Starrise Media, the operating net loss was $4.1 million compared to a net loss of $5.1 million in first quarter of fiscal year 2020, an improvement of $1 million or 19%. The equity investment in Starrise Media at fair value included in our balance sheet is $35 million.

For the first quarter of fiscal year 2021, Consolidated Adjusted EBITDA was negative $182 thousand, compared to $539 thousand in the year-ago period. The decrease was primarily due to the expected decline of our legacy Cinema Equipment business and the negative impact of COVID-19 on theatrical revenues.

Balance Sheet

As of June 30, 2020, the Company had cash and cash equivalents of $16.3 million compared to $14.3 million for the fourth quarter of fiscal year 2020 March 31, 2020. We completed an equity raise with common stock for gross proceeds of $8.0 million during the quarter.

Total debt was reduced by $13.1 million, or 22%, versus June 30, 2019.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 7:00 am. PDT / 10:00 am. EDT on August 14, 2020.

To participate in the conference call, please dial 877-407-0782 or for international callers 201-689-8567 at least five minutes prior to the start of the call. No passcode is required. An audio webcast is available directly at the following link https://www.webcaster4.com/Webcast/Page/2478/36632 and will also be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call-in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available by dialing 877-481-4010 (U.S.) or 919-882-2331 (International) and use passcode:  36632

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation, expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to Adjusted EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation, expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to Adjusted EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP income taxes that can affect cash flows.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

About Cinedigm

Since inception, Cinedigm (NASDAQ: CIDM) has been a leader at the forefront of the digital transformation of content distribution. Adapting to the rapidly transforming business needs of today’s entertainment landscape, Cinedigm remains a change-centric player focused on providing content, channels and services to the world’s largest media, technology and retail companies. Cinedigm’s Content and Networks groups provide original and aggregated programming, channels and services that entertain consumers globally across hundreds of millions of devices. For more information, visit www.cinedigm.com.

[CIDM-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For more information:
Jill Newhouse Calcaterra
Cinedigm
jcalcaterra@cinedigm.com
310-466-5135

Tables Follow

CINEDIGM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	June 30, 2020	March 31, 2020
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$16,301	$14,294
Accounts receivable, net	26,549	34,785
Inventory, net	437	582
Unbilled revenue	1,801	1,992
Prepaid and other current assets	8,345	9,409
Total current assets	53,433	61,062
Restricted cash	1,000	1,000
Equity investment in Starrise, a related party, at fair value	34,963	23,433
Property and equipment, net	6,457	7,967
Right-of-use assets	204	1,210
Intangible assets, net	6,333	6,924
Goodwill	8,701	8,701
Other long-term assets	5	143
Total assets	$111,096	$110,440
LIABILITIES AND DEFICIT
Current liabilities
Accounts payable and accrued expenses	$65,382	$77,085
Current portion of notes payable, including unamortized debt discount of $347 and $460 respectively	32,364	37,249
Current portion of notes payable, non-recourse including unamortized debt discount of $564 and $763, respectively	11,544	11,442
Operating lease liabilities	137	593
Current portion of deferred revenue	1,661	1,645
Total current liabilities	111,088	128,014
Notes payable	2,152	—
Operating lease liabilities, noncurrent	67	684
Deferred revenue, net of current portion	400	919
Other long-term liabilities	8	110
Total liabilities	113,715	129,727
Commitments and contingencies
Stockholders’ deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; and 7 shares issued and outstanding at June 30, 2020 and March 31, 2020. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A stock 150,000,000 shares authorized at June 30, 2020 and March 31, 2020; 104,606,655 and 63,251,429 shares issued and 103,292,819 and 61,937,593 shares outstanding at June 30, 2020 and March 31, 2020, respectively	103	62
Additional paid-in capital	437,450	400,784
Treasury stock, at cost; 1,313,836 Class A common shares at June 30, 2020 and March 31, 2020	(11,603)	(11,603)
Accumulated deficit	(430,849)	(410,904)
Accumulated other comprehensive income	12	92
Total stockholders’ deficit of Cinedigm Corp.	(1,328)	(18,010)
Deficit attributable to noncontrolling interest	(1,291)	(1,277)
Total deficit	(2,619)	(19,287)
Total liabilities and deficit	$111,096	$110,440

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	Three Months Ended June 30,
	2020	2019
Revenues	$6,018	$9,803
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	2,679	3,612
Selling, general and administrative	3,840	5,849
Provision for doubtful accounts	—	270
Depreciation and amortization of property and equipment	1,524	1,774
Amortization of intangible assets	590	995
Total operating expenses	8,633	12,500
Loss from operations	(2,615)	(2,697)
Interest expense, net	(1,290)	(2,282)
Gain on extinguishment of notes payable	23	—
Changes in fair value of equity investment in Starrise, a related party	(15,794)	—
Other expense, net	(194)	(13)
Loss from operations before income taxes	(19,870)	(4,992)
Income tax expense	—	(47)
Net loss	(19,870)	(5,039)
Net loss attributable to noncontrolling interest	14	6
Net loss attributable to controlling interests	(19,856)	(5,033)
Preferred stock dividends	(89)	(89)
Net loss attributable to common stockholders	(19,945)	(5,122)
Net loss per Class A common stock attributable to common stockholders - basic and diluted:
Net loss attributable to common stockholders	$(0.21)	$(0.13)
Weighted average number of Class A common stock outstanding: basic and diluted	94,416,684	38,351,161

Adjusted EBITDA

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Three Months Ended June 30,
($ in thousands)	2020	2019
Net loss	$(19,870)	$(5,039)
Add Back:
Income tax expense	—	47
Depreciation and amortization of property and equipment	1,524	1,774
Amortization of intangible assets	590	995
Interest expense, net	1,290	2,282
Changes in fair value on equity investment in Starrise	15,794	—
Other expense, net	299	463
Stock-based compensation and expenses	177	11
Net income attributable to noncontrolling interest	14	6
Adjusted EBITDA	$(182)	$539

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(1,403)	$(1,646)
Amortization of intangible assets	(8)	(11)
Stock-based compensation and expenses	—	1
Loss (income) from operations	1,661	(1,133)
Adjusted EBITDA from Content & Entertainment business and corporate segment	$68	$(2,250)